Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JUNE 15, 2009


                                  BY AND AMONG



                            MIDATLANTIC BANCORP, INC.


                                GAF MERGER CORP.


                                       AND


                        GREATER ATLANTIC FINANCIAL CORP.

                                TABLE OF CONTENTS
                                                                       Page Nos.

Introductory Statement     1

Article I  Definitions.........................................................1

Article II The Merger..........................................................5
     2.1          The Merger...................................................5
     2.2          Closing......................................................5
     2.3          Effective Time...............................................5
     2.4          Effects of the Merger........................................5
     2.5          Effect on Outstanding Shares of GAFC Common Stock............5
     2.6          Payment Procedures...........................................6
     2.7          Reserved.....................................................7
     2.8          Directors of Surviving Corporation After Effective Time......7
     2.9          Certificate of Incorporation and Bylaws......................7
     2.10         Dissenters' Rights...........................................7
     2.11         Alternative Structure........................................8
     2.12         Absence of Control...........................................8
     2.13         Treatment of Stock Options...................................8

Article III  Representations and Warranties....................................8
     3.1          Disclosure Letters...........................................8
     3.2          Representations and Warranties of GAFC.......................8
     3.3          Representations and Warranties of Acquisition Corp..........20

Article IV  Conduct Pending the Merger........................................22
     4.1          Forbearances by GAFC........................................22
     4.2          Forbearances by Acquisition Corp............................24

Article V   Covenants.........................................................24
     5.1          Acquisition Proposals.......................................26
     5.2          Advice of Changes...........................................25
     5.3          Access and Information......................................25
     5.4          Applications; Consents......................................26
     5.5          Antitakeover Provisions.....................................26
     5.6          Additional Agreements.......................................27
     5.7          Publicity...................................................27
     5.8          Stockholder Meeting.........................................27
     5.9          Proxy Statement.............................................27
     5.10         Notification of Certain Matters.............................28
     5.11         Employee Benefit Matters....................................28
     5.12         D&O Liability Coverage......................................28
     5.13         Cooperation.................................................28
     5.14         Greater Atlantic Capital Trust I............................28
     5.15         Reston Branch Lease.........................................29

Article VI  Conditions to Consummation........................................29
     6.1          Conditions to Each Party's Obligations......................29

     6.2          Conditions to the Obligations of Acquisition Cor............29
     6.3          Conditions to the Obligations of GAFC.......................30

Article VII Termination.......................................................31
     7.1          Termination.................................................31
     7.2          Termination Fee.............................................31
     7.3          Breach; Remedies............................................32

Article VIII  Certain Other Matters...........................................32
     8.1          Interpretation..............................................32
     8.2          Survival....................................................33
     8.3          Waiver; Amendment...........................................33
     8.4          Counterparts................................................33
     8.5          Governing Law...............................................33
     8.6          Expenses....................................................33
     8.7          Notices.....................................................33
     8.8          Entire Agreement; etc.......................................34
     8.9          Successors and Assigns; Assignment..........................34

Exhibits

     A            Form of Voting Agreement

                          Agreement and Plan of Merger

This is an Agreement and Plan of Merger, dated as of the 15th day of June, 2009 ("Agreement"), by and among MidAtlantic Bancorp, Inc., a Virginia corporation ("Acquisition Corp."), GAF Merger Corp., a Virginia corporation ("Acquisition Sub") and Greater Atlantic Financial Corp., a Delaware corporation ("GAFC").

                             Introductory Statement

The Board of Directors of each of Acquisition Corp. and GAFC have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of Acquisition Corp. or GAFC, as the case may be, and in the best long-term interests of the stockholder of Acquisition Corp. or the stockholders of GAFC, as the case may be.

Acquisition Corp. and GAFC each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

As a condition and inducement to Acquisition Corp.'s willingness to enter into this Agreement, each of the members of the Board of Directors of GAFC have entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he (or she) will vote his (or her) shares of GAFC Common Stock in favor of this Agreement and the transactions contemplated hereby.

Acquisition Corp. and Acquisition Sub have been formed solely for the purpose of effectuating the transactions contemplated by this Agreement.

In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    Article I
                                  Definitions

For purposes of this Agreement:

Acquisition Proposal means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving GAFC or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of GAFC's consolidated assets in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 50% or more of the outstanding shares of GAFC's capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

Acquisition Sub shall have the meaning given to that term in the preamble.

Acquisition Sub Common Stock means the common stock, par value $.01 per share of Acquisition Sub.

Agreement means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

Articles of Merger shall have the meaning given to that term in Section 2.3.

Certificate shall have the meaning given to that term in Section 2.6(b).

Closing shall have the meaning given to that term in Section 2.2.

Closing Date shall have the meaning given to that term in Section 2.2.

Confidentiality Agreement shall have the meaning given to that term in Section 5.1(a).

Continuing  Employee  shall  have  the  meaning  given to that  term in  Section
5.11(a).

CRA means the Community Reinvestment Act.

DGCL shall have the meaning given to that term in Section 2.1.

Disclosure Letter shall have the meaning given to that term in Section 3.1.

Dissenters' Shares shall have the meaning given to that term in Section 2.10.

Effective Time shall have the meaning given to that term in Section 2.3.

Environmental Consultant shall have the meaning given to that term in Section 5.13.

Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means any entity that is considered one employer with GAFC under
Section 4001(b)(1) of ERISA or Section 414 of the IRC.

Excluded Shares shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by Acquisition Corp. (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

FDIA means the Federal Deposit Insurance Act, as amended.

FDIC means the Federal Deposit Insurance Corporation.

GAAP means generally accepted accounting principles.

GAF Acquisition Corp. shall have the meaning given to that term in the preamble.

GAF Merger Sub shall have the meaning given to that term in the preamble.

GAFC shall have the meaning given to that term in the preamble.

GAFC Bank shall have the meaning given to that term in Section 3.2(b)(iv).

GAFC Common Stock means the common stock, par value $1.00 per share, of GAFC.

GAFC Employee Plans shall have the meaning given to that term in Section 3.2(r)(i).

GAFC Property shall have the meaning given to that term in Section 5.13.

GAFC Qualified Plan shall have the meaning given to that term in Section 3.2(r)(iv).

GAFC's Reports shall have the meaning given to that term in Section 3.2(g).

GAFC Stock  Option  Plans shall have the  meaning  given to that term in Section
2.13.

Government Regulator means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

Governmental Entity means any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Material means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

HOLA means the Home Owners' Loan Act, as amended.

Intellectual  Property  shall  have the  meaning  given to that term in  Section
3.2(p).

IRC means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service.

knowledge means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

Letter of  Transmittal  shall  have the  meaning  given to that term in  Section
2.6(a).

Lien means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

Loan means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

Loan Property means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

Material Adverse Effect means an effect which is material and adverse to the business, financial condition or results of operations of GAFC or Acquisition Corp., as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to Acquisition Corp. or GAFC, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Acquisition Corp. or GAFC taken with the prior written consent of the other or (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

Merger shall have the meaning given to that term in Section 2.1.

Merger  Consideration  shall  have the  meaning  given to that  term in  Section
2.5(a).

OTS means the Office of Thrift Supervision.

Participation Facility means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

Paying Agent shall have the meaning given to that term in Section 2.6(c).

person means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

Proxy Statement shall have the meaning given to that term in Section 5.9(a).

SEC means the U.S. Securities and Exchange Commission.

Stockholder Meeting shall have the meaning given to that term in Section 5.8.

Subsidiary means a corporation, partnership, joint venture or other entity in which GAFC or Acquisition Corp., as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

Surviving Corporation shall have the meaning given to that term in Section 2.1.

Taxes means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

                                   Article II
                                   The Merger

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Acquisition Sub will merge with and into GAFC (the "Merger") at the Effective Time. At the Effective Time, the separate corporate existence of Acquisition Sub shall cease. GAFC shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger and shall continue to be governed by the Delaware General Corporation Law ("DGCL") and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

2.2 Closing. The closing of the Merger (the "Closing") will take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents or at a location and at a time as agreed to by the parties hereto on the date designated by Acquisition Corp. following satisfaction or waiver of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing).

2.3 Effective Time. In connection with the Closing, Acquisition Sub and GAFC shall duly execute and deliver articles of merger (the "Articles of Merger") to the Delaware Secretary of State for filing pursuant to the DGCL. The parties will make all other filings or recordings required under the laws of Delaware. The Merger shall become effective at such time as the Articles of Merger are duly filed or at such later date or time as Acquisition Corp. and GAFC agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

2.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Acquisition Sub shall possess all of the properties, rights, privileges, powers and franchises of GAFC and be subject to all of the debts, liabilities and obligations of GAFC.

2.5      Effect on Outstanding Shares of GAFC Common Stock.

     (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of GAFC Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into the right to receive $0.10 in cash without interest (the "Merger Consideration").

     (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto. All shares of GAFC Common Stock that are held by Acquisition Corp., if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into the Merger Consideration but instead shall be treated in accordance with the provisions set forth in Section 2.10 of this Agreement.

2.6    Payment Procedures.

     (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to Acquisition Corp. and GAFC shall be mailed as soon as practicable after the Effective Time to each holder of record of GAFC Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of GAFC Common Stock to be converted thereby.

     (b) At and after the Effective Time, each certificate ("Certificate") previously representing shares of GAFC Common Stock (except as specifically set forth in Section 2.5) shall represent only the right to receive the Merger Consideration.

     (c) Prior to the Effective Time, Acquisition Corp. shall deposit, or cause to be deposited, with a bank, trust company, transfer agent and registrar or other similar entity selected by Acquisition Corp. and consented to by GAFC, whose consent shall not unreasonably be withheld, which shall act as paying agent (the "Paying Agent") for the benefit of the holders of shares of GAFC Common Stock, for exchange in accordance with this Section 2.6, an amount of cash sufficient to pay the aggregate Merger Consideration.

     (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, (ii) be in a form and contain any other provisions as Acquisition Corp. may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall distribute the Merger Consideration as provided herein. If there is a transfer of ownership of any shares of GAFC Common Stock not registered in the transfer records of GAFC, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such GAFC Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Acquisition Corp. and the Paying Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

     (e) The stock transfer books of GAFC shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of GAFC of any shares of GAFC Common Stock. If, after the Effective Time, Certificates are presented to Acquisition Corp., they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.

     (f) Any  portion of the  aggregate  amount of cash to be paid  pursuant  to
Section 2.5 or any proceeds from any investments thereof that remains unclaimed by the stockholders of GAFC for six months after the Effective Time shall be repaid by the Paying Agent to Acquisition Corp. upon the written request of Acquisition Corp. After such request is made, any stockholders of GAFC who have not theretofore complied with this Section 2.6 shall look only to Acquisition Corp. for the Merger Consideration deliverable in respect of each share of GAFC Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Acquisition Corp. (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of GAFC Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Acquisition Corp. and the Paying Agent shall be entitled to rely upon GAFC's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquisition Corp. and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Acquisition Corp., the posting by such person of a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

2.7      Reserved

2.8 Directors of Surviving Corporation After Effective Time. Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of Acquisition Sub serving immediately prior to the Effective Time.

2.9 Articles of Incorporation and Bylaws. The articles of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of GAFC until thereafter amended in accordance with applicable law. The bylaws of GAFC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.10 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of GAFC Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who shall have filed with GAFC a written objection to the Merger at or before the Stockholder Meeting (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the Delaware General Corporation Law ("DGCL"), except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of such shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Section 2.6 of the GAFC Certificate(s) that, immediately prior to the Effective Time, evidenced such shares. GAFC shall give Acquisition Corp. (i) prompt notice of any written objections to the Merger, attempted withdrawals of demands for payment and any other instruments served pursuant to the DGCL and received by GAFC relating to Dissenters' Shares, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of GAFC thereunder. GAFC shall not, except with prior written consent of Acquisition Corp., (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written objection to the Merger or timely take any other action to perfect dissenters' rights in accordance with the DGCL.

2.11 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Acquisition Corp. may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Acquisition Corp. may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) adversely impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that Acquisition Corp. elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

2.12 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that Acquisition Corp. by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, GAFC or to exercise, directly or indirectly, a controlling influence over the management or policies of GAFC.

2.13 Treatment of Stock Options. Prior to the Effective Time, GAFC shall take all action necessary to terminate each stock option plan of GAFC (the "GAFC Stock Option Plans") and use its reasonable best efforts to obtain from each stock option holder an agreement cancelling such person's outstanding stock options as of the Effective Time.

                                   Article III
                         Representations and Warranties

3.1 Disclosure Letters. Prior to the execution and delivery of this Agreement, Acquisition Corp. and GAFC have each delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate).

3.2 Representations and Warranties of GAFC. GAFC represents and warrants to Acquisition Corp. that, except as disclosed in GAFC's Disclosure Letter:

     (a) Organization and Qualification. GAFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered with the OTS as a savings and loan holding company. GAFC has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. GAFC is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on GAFC. GAFC engages only in activities (and holds properties only of the types) permitted to savings and loan holding companies by the HOLA and the rules and regulations of the OTS promulgated thereunder.

     (b) Subsidiaries.

     (i) GAFC's Disclosure Letter sets forth with respect to each of GAFC's direct and indirect Subsidiaries its name, its jurisdiction of incorporation, GAFC's percentage ownership, the number of shares of stock owned or controlled by GAFC and the name and number of shares held by any other person who owns any stock of the Subsidiary. GAFC owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to GAFC's right to vote or dispose of any equity securities of its Subsidiaries. GAFC's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings banks.

     (ii) Each of GAFC's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on such Subsidiary.

     (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of GAFC are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

     (iv) No Subsidiary of GAFC other than Greater Atlantic Bank ("GAFC Bank") is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. GAFC Bank's deposits are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law. GAFC Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

     (c) Capital Structure.

     (i) The authorized capital stock of GAFC consists of 10,000,000 shares of GAFC Common Stock and 2,500,000 shares of preferred stock.

     (ii) As of the date of this Agreement:

     (A) 3,024,220 shares of GAFC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and not in violation of any preemptive rights and no shares of preferred stock are issued and outstanding.

     (B) No shares of GAFC Common Stock are held in treasury by GAFC or otherwise directly or indirectly owned by GAFC.

     (C) 192,666 shares are reserved for issuance upon the exercise of options outstanding under the GAFC Stock Option Plans or warrants to acquire GAFC Common Stock.

     (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of GAFC may vote are issued or outstanding.

     (iv) Except as set forth in this Section 3.2(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of GAFC are issued, reserved for issuance or outstanding and (B) neither GAFC nor any of its

Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating GAFC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of GAFC or obligating GAFC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of GAFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of GAFC or any of its Subsidiaries.

     (d) Authority. GAFC has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of GAFC's Board of Directors, and no other corporate proceedings on the part of GAFC are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of GAFC Common Stock. This Agreement has been duly and validly executed and delivered by GAFC and constitutes a valid and binding obligation of GAFC, enforceable against GAFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

     (e) No Violations. The execution, delivery and performance of this Agreement by GAFC do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which GAFC or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of GAFC or the similar organizational documents of any of its Subsidiaries or
(iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of GAFC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which GAFC or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.

     (f) Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by GAFC of this Agreement or the consummation by GAFC of the Merger and the other transactions contemplated by this Agreement, except for filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities. As of the date hereof, GAFC has no knowledge of any reason pertaining to GAFC why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

     (g) Governmental Filings. GAFC and each of its Subsidiaries has filed all reports, schedules, registration statements and other documents that it has been required to file since September 30, 2006 with the SEC, OTS, the FDIC, or any other Governmental Regulator (collectively, "GAFC's Reports"). No administrative actions have been taken or, to the knowledge of GAFC, threatened or orders issued in connection with any of GAFC's Reports. As of their respective dates, each of GAFC's Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of GAFC's Reports fairly presented in all material respects the financial position of GAFC on a consolidated basis, GAFC alone or each of GAFC's Subsidiaries alone, as the case may be, and was prepared in all material respects in accordance with GAAP or applicable regulations.

     (h) Financial Statements. GAFC's Disclosure Letter contains copies of (i) the audited consolidated balance sheet of GAFC and its Subsidiaries as of September 30, 2008 and 2007 and related consolidated statements of income for each of the years in the two-year period ended September 30, 2008 and (ii) the unaudited consolidated balance sheet of GAFC and its Subsidiaries as of March 31, 2009 and the related unaudited consolidated statement of income for the three and six months ended March 31, 2009. Such financial statements were prepared from the books and records of GAFC and its Subsidiaries, fairly present the consolidated financial position of GAFC and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations of GAFC and its Subsidiaries for the periods indicated, and were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate.

     (i) Undisclosed Liabilities. Neither GAFC nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of GAFC as of September 30, 2008, except for (i) liabilities incurred since September 30, 2008 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on GAFC and (ii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

     (j) Absence of Certain Changes or Events. Since September 30, 2008:

     (i) GAFC and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices;

     (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on GAFC; (iii) GAFC has not declared, paid or set aside any dividends or distributions with respect to the GAFC Common Stock other than as expressly permitted by this Agreement;

     (iv) except for supplies or equipment purchased in the ordinary course of business, neither GAFC nor any of its Subsidiaries have made any capital expenditures exceeding individually or in the aggregate $25,000;

     (v) there has not been any write-down by GAFC Bank in excess of $25,000 with respect to any individual Loan or other real estate owned;

     (vi) there has not been any sale, assignment or transfer of any assets by GAFC or any of its Subsidiaries in excess of $25,000 other than in the ordinary course of business or pursuant to a contract or agreement disclosed in GAFC's Disclosure Letter;

     (vii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by GAFC or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business;

     (viii) neither GAFC nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees other than as expressly permitted by this Agreement; and

     (ix) there has been no change in any accounting principles, practices or methods of GAFC or any of its Subsidiaries.

     (k) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of GAFC, threatened against or affecting GAFC or any of its Subsidiaries or any property or asset of GAFC or any of its Subsidiaries that (i) is seeking damages or declaratory relief against GAFC or any of its Subsidiaries or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against GAFC or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on GAFC.

     (l) Absence of Regulatory Actions. Since September 30, 2006, neither GAFC nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of GAFC or its Subsidiaries.

     (m) Compliance with Laws. GAFC and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GAFC. GAFC and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business in all material respects as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the knowledge of GAFC, threatened. Neither GAFC nor any of its Subsidiaries has been given written notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on GAFC.

     (n) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of GAFC or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by GAFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on GAFC's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of GAFC or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where GAFC or any of its Subsidiaries do not file tax returns that GAFC or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to GAFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on GAFC's balance sheet (in accordance with GAAP). GAFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. GAFC and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and GAFC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither GAFC nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payment" within the meaning of Section 280G of the IRC and neither GAFC nor any of its Subsidiaries has made any payment and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payment that would not be fully deductible by reason of Section 162(m) of the IRC.

     (o) Agreements.

     (i) GAFC has previously delivered to Acquisition Corp., and GAFC's Disclosure Letter lists, any contract, arrangement, commitment or understanding (whether written or oral) to which GAFC or any of its Subsidiaries is a party or is bound:

     (A) with any executive officer or other key employee of GAFC or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving GAFC or any of its Subsidiaries of the nature contemplated by this Agreement;

     (B) with respect to the employment of any directors, officers, employees or consultants;

     (C) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

     (D) containing covenants that limit the ability of GAFC or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, GAFC (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

     (E) pursuant to which GAFC or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

     (F) that relates to borrowings of money (or guarantees thereof) by GAFC or any of its Subsidiaries in excess of $50,000;

     (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis; or

     (H) the termination of which would require payment by GAFC or any of its Subsidiaries in excess of $25,000.

     (ii) Neither GAFC nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of GAFC, no other party to any such agreement (excluding any loan or extension of credit made by GAFC or any of its Subsidiaries) is in default in any respect thereunder.

     (iii) GAFC's Disclosure Letter lists each agency or brokerage contract pursuant to which GAFC or any of its Subsidiaries is authorized to represent an insurer or place insurance through another agency. Neither GAFC nor any of its Subsidiaries have received written notice of termination of any existing agency or brokerage contract and, to the knowledge of GAFC, no insurer or agency has threatened to terminate or is contemplating terminating its agency or brokerage contract with GAFC or any of its Subsidiaries. There exists no dispute between GAFC or any of its Subsidiaries and any insurer or agency with respect to either GAFC's or any of its Subsidiaries or the insurer's or agency's performance under the agency or brokerage contract between GAFC or any of its Subsidiaries and the insurer or agency.

     (p) Intellectual Property. GAFC and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. GAFC's Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to GAFC or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that GAFC or any of its Subsidiaries is licensed or authorized to use in its business, including without limitation any software licenses but excluding any so-called "shrink-wrap" license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the "Intellectual Property"). With respect to each item of Intellectual Property owned by GAFC or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that GAFC or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither GAFC nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that GAFC or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the knowledge of GAFC, neither GAFC nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of GAFC or any of its Subsidiaries.

     (q) Labor Matters. GAFC and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither GAFC nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is GAFC or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of GAFC, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving GAFC or any of its Subsidiaries pending or, to the knowledge of GAFC, threatened.

     (r) Employee Benefit Plans.

     (i) GAFC's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of GAFC or any of its Subsidiaries (hereinafter referred to collectively as the "GAFC Employee Plans"). GAFC has previously delivered or made available to Acquisition Corp. true and complete copies of each agreement, plan and other documents referenced in GAFC's Disclosure Letter, along with, where applicable, copies of the IRS Form 5500 or 5500-C for the most recently completed year. There has been no announcement or commitment by GAFC or any of its Subsidiaries to create an additional GAFC Employee Plan, or to amend any GAFC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such GAFC Employee Plan.

     (ii) There is no pending or, to the knowledge of GAFC, threatened litigation, administrative action or proceeding relating to any GAFC Employee Plan. All of the GAFC Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the GAFC Employee Plans that is likely to result in the imposition of any penalties or Taxes upon GAFC or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

     (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by GAFC or any of its Subsidiaries to be incurred with respect to any GAFC Employee Plan which is subject to Title IV of ERISA ("GAFC Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by GAFC or any ERISA Affiliate. No GAFC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each GAFC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such GAFC Pension Plan as of the end of the most recent plan year with respect to the respective GAFC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such GAFC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any GAFC Pension Plan within the 12-month period ending on the date hereof. Neither GAFC nor any of its Subsidiaries has provided, or is required to provide, security to any GAFC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither GAFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

     (iv) Each GAFC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the IRC (a "GAFC Qualified Plan") has received a favorable determination letter from the IRS, and, to the knowledge of GAFC, there are no circumstances likely to result in revocation of any such favorable determination letter. Each GAFC Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such GAFC Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

     (v) No GAFC  Employee  Plan is a  "multiple  employer  plan" (as defined in
Section 4063 of ERISA).

     (vi) Neither GAFC nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any GAFC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

     (vii) All contributions required to be made with respect to any GAFC Employee Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any GAFC Employee Plan, for any period through the date hereof have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of GAFC. Each GAFC Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the IRC or (B) is unfunded.

     (s) Properties.

     (i) A list and description of all real property owned or leased by GAFC or a Subsidiary of GAFC is set forth in GAFC's Disclosure Letter. GAFC and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for Taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which GAFC or any of its Subsidiaries as lessee, leases real or personal property is valid and in full force and effect and neither GAFC nor any of its Subsidiaries, nor, to GAFC's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease. GAFC has previously delivered to Acquisition Corp. a complete and correct copy of each such lease. All real property owned or leased by GAFC or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by GAFC to be adequate for the current business of GAFC and its Subsidiaries. To the knowledge of GAFC, none of the buildings, structures or other improvements located on any real property owned or leased by GAFC or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

     (ii) GAFC and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of GAFC and its Subsidiaries that is leased rather than owned, neither GAFC nor any of its Subsidiaries is in default under the terms of any such lease.

     (t) Reserved

     (u) Fees. Other than for financial advisory services performed for GAFC by Sandler O'Neill & Partners L.P. pursuant to an agreement dated January 30, 2006, a true and complete copy of which is attached as an exhibit to GAFC's Disclosure Letter, neither GAFC nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for GAFC or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     (v) Environmental Matters.

     (i) Each of GAFC and its Subsidiaries, the Participation Facilities, and, to the knowledge of GAFC, the Loan Properties are, and have been, in compliance with all Environmental Laws.

     (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of GAFC, threatened, before any court, governmental agency or board or other forum against GAFC or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by GAFC or any of its Subsidiaries or any Participation Facility.

     (iii) To the knowledge of GAFC, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or GAFC or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

     (iv) Neither GAFC nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

     (v) There are no underground storage tanks at any properties owned or operated by GAFC or any of its Subsidiaries or any Participation Facility. Neither GAFC nor any of its Subsidiaries nor, to the knowledge of GAFC, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by GAFC or any of its Subsidiaries or any Participation Facility.

     (vi) During the period of (A) GAFC's or its Subsidiary's ownership or operation of any of their respective current properties or (B) GAFC's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law. To the knowledge of GAFC, prior to the period of (A) GAFC's or its Subsidiary's ownership or operation of any of their respective current properties or (B) GAFC's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law. (w) Loan Portfolio; Allowance for Loan Losses.

     (i) With respect to each Loan owned by GAFC or its Subsidiaries in whole or in part:

     (A) The note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms and the rights of GAFC with respect to each Loan would not be adversely affected by the consummation of the transactions contemplated by this Agreement;

     (B) neither GAFC nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

     (C) GAFC or a Subsidiary of GAFC is the sole holder of legal and beneficial title to each Loan (or GAFC's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of GAFC or a Subsidiary of GAFC;

     (D) each Loan file is complete in all material respects and includes the original note and the related security documents, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

     (E) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor GAFC's practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

     (iii) The allowance for loan losses reflected in GAFC's unaudited balance sheet at March 31 2009 was, and the allowance for loan losses shown on the balance sheets in GAFC's Reports for periods ending after such date, in the opinion of management, was or will be adequate, as of the dates thereof.

     (x) Anti-takeover Provisions Inapplicable. GAFC and its Subsidiaries have taken all actions required to exempt Acquisition Corp., the Agreement and the Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     (y) Material Interests of Certain Persons. Except for deposit and loan relationships entered into in the ordinary course of business, no current or former officer or director of GAFC, or any family member or affiliate of any such person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of GAFC or any of its Subsidiaries.

     (z) Insurance. In the opinion of management, GAFC and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. GAFC's Disclosure Letter contains a list of all policies of insurance carried and owned by GAFC or any of GAFC's Subsidiaries showing the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date. All of the insurance policies and bonds maintained by GAFC and its Subsidiaries are in full force and effect, GAFC and its Subsidiaries are not in default thereunder, all premiums and other payments due under any such policy have been paid and all material claims thereunder have been filed in due and timely fashion.

     (aa) Investment Securities; Derivatives.

     (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by GAFC or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     (ii) Neither GAFC nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

     (bb) Indemnification. Except as provided in the certificate of incorporation or bylaws of GAFC and the similar organizational documents of its Subsidiaries, neither GAFC nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of GAFC and, to the knowledge of GAFC, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of GAFC or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

     (cc) Corporate Documents and Records. GAFC's Disclosure Letter includes a complete and correct copy of the certificate of incorporation, bylaws and similar organizational documents of GAFC and each of GAFC's Subsidiaries, as in effect as of the date of this Agreement. Neither GAFC nor any of GAFC's Subsidiaries is in violation of its certificate of incorporation, bylaws or similar organizational documents. The minute books of GAFC and each of GAFC's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. GAFC and each of its Subsidiaries maintains accounting records that fairly and accurately reflect, in all material respects, its transactions, and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization and (ii) recorded as necessary to permit the preparation of financial statements in accordance with GAAP.

     (dd) GAFC Information. The information regarding GAFC and its Subsidiaries included in the Proxy Statement, and all amendments and supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied, or to be supplied, by GAFC for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.

     (ee) CRA, Anti-Money Laundering, OFAC and Customer Information Security. GAFC Bank has received a rating of "Satisfactory" in its most recent examination or interim review with respect to the CRA. GAFC does not have knowledge of any facts or circumstances that would cause GAFC Bank or any other Subsidiary of
GAFC: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or GAFC Bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and sate privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by GAFC Bank. To the knowledge of GAFC, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause either
GAFC or of its Subsidiaries to undertake any remedial action. The board of directors of GAFC Bank (or where appropriate of any other Subsidiary of GAFC) has adopted, and GAFC Bank (or such other Subsidiary of GAFC) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and GAFC Bank (or such other Subsidiary of GAFC) has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.

3.3 Representations and Warranties of Acquisition Corp. Acquisition Corp. represents and warrants to GAFC that, except as set forth in Acquisition Corp.'s Disclosure Letter:

     (a) Organization and Qualification. Acquisition Corp. is a corporation duly organized and validly existing under the laws of Virginia. Acquisition Sub is a corporation duly organized and validly existing under the laws of the Virginia. Acquisition Corp. has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Acquisition Corp. is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquisition Corp..

     (b) Subsidiaries. Acquisition Corp. owns of record and beneficially all the capital stock of Acquisition Sub free and clear of any Liens. Acquisition Sub is a Virginia corporation duly organized and validly existing under the laws of Virginia, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquisition Corp.

     (c) Authority. Each of Acquisition Corp. and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Acquisition Corp.'s and Acquisition Sub's Board of Directors, and no other corporate proceedings on the part of Acquisition Corp. or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Acquisition Corp. and Acquisition Sub and constitutes a valid and binding obligation of Acquisition Corp. and Acquisition Sub, enforceable against Acquisition Corp. and Acquisition Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

     (d) No Violations. The execution, delivery and performance of this Agreement by Acquisition Corp. do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquisition Corp. or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the charter or bylaws of Acquisition Corp. or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Acquisition Corp. or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Acquisition Corp. or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp.

     (e) Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Acquisition Corp. of this Agreement or the consummation by Acquisition Corp. of the Merger and the other transactions contemplated by this Agreement, except for filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities. Neither Acquisition Corp. nor any shareholder, officer or director of Acquisition Corp. is aware of any fact or event that would preclude regulatory approval of the Merger, and Acquisition Corp. is not aware of anything in the proposed structure and ownership of Acquisition Corp. or its affiliates that would preclude them from owning or controlling the shares of the Surviving Corporation following the Merger. As of the date hereof, Acquisition Corp. knows of no reason pertaining to Acquisition Corp. why any of the approvals referred to in this Section 3.3(e) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

     (f) Acquisition Corp. Information. The information regarding Acquisition Corp. and its Subsidiaries to be supplied by Acquisition Corp. for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied, or to be supplied, by Acquisition Corp. for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.

     (g) Availability of Funds. Acquisition Corp. has and will have available to it at the Effective Time, sources of funds sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                                   Article IV
                           Conduct Pending the Merger

4.1 Forbearances by GAFC. Except as expressly contemplated or permitted by this Agreement or disclosed in GAFC's Disclosure Letter, and except to the extent required by law or regulation or any Governmental Entity during the period from the date of this Agreement to the Effective Time, GAFC shall not, nor shall GAFC permit any of its Subsidiaries to, without the prior written consent of Acquisition Corp.:

     (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

     (b) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the Federal Home Loan Bank of Atlanta with a maturity of not more than one year;

     (ii) prepay any indebtedness or other similar arrangements so as to cause GAFC to incur any prepayment penalty thereunder; or

     (iii) purchase any brokered certificates of deposit;

     (c) (i) adjust, split, combine or reclassify any capital stock;

     (ii) make, declare or pay any dividend, or make any other distribution on its capital stock;

     (iii) grant any stock appreciation rights or any limited rights under the GAFC Employee Plans or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

     (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock; or

     (v) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock;

     (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

     (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

     (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $5,000 per annum and other than contracts or agreements covered by Section 4.1(g);

     (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed $250,000 or (ii) loans or advances as to which GAFC has a binding obligation as of the date hereof;

     (h) make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of GAFC or GAFC Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

     (i) (i) increase in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

     (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

     (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

     (iv) elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000;

     (j) settle any claim, action or proceeding (i) involving payment by it of money damages in excess of $5,000 or (ii) which would impose any material restriction on its operations or the operations of any of its Subsidiaries;

     (k) amend its certificate of incorporation or bylaws, or similar governing documents;

     (l) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified;

     (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities no greater than one year;

     (n)  make  any  capital   expenditures   other  than  pursuant  to  binding
commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary Taxes;

     (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

     (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

     (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

     (r) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this
Section 4.1.

     Any request by GAFC or response thereto by Acquisition Corp. shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.

     4.2 Forbearances by Acquisition Corp. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Acquisition Corp. shall not, nor shall Acquisition Corp. permit any of its Subsidiaries to, without the prior written consent of GAFC, which shall not unreasonably be withheld:

     (a) take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

     (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement; or

     (c) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this
Section 4.2.

                                    Article V
                                   Covenants

5.1      Acquisition Proposals.

(a) GAFC shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by GAFC or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Acquisition Corp.), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of GAFC or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by GAFC or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by GAFC.

     (b) GAFC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. GAFC will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of Section 5.1(a) of the obligations undertaken in this
Section 5.1. GAFC will promptly request each person (other than Acquisition Corp.) that has executed a confidentiality agreement in the 12 months prior to the date hereof in connection with its consideration of a business combination with GAFC or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of GAFC or any of its Subsidiaries. GAFC shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

     5.2 Advice of Changes. Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.3      Access and Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, GAFC shall (and shall cause GAFC's Subsidiaries to) afford Acquisition Corp. and its representatives (including, without limitation, officers and employees of Acquisition Corp. and its affiliates and counsel, accountants and other professionals retained by Acquisition Corp.) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to GAFC and GAFC's Subsidiaries as Acquisition Corp. may reasonably request; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by GAFC in this Agreement and provided, further, that such access shall be subject to permissions from such Governmental Entities as may be required. Neither GAFC nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) From the date hereof until the Effective Time, GAFC shall, and shall cause GAFC's Subsidiaries to, promptly provide Acquisition Corp. with (i) a copy of each report filed with a Government Regulator, (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, (iii) a copy of each press release made available to the public and (iv) all other information concerning its business, properties and personnel as Acquisition Corp. may reasonably request.

     (c) Acquisition Corp. will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law and the Confidentiality Agreement, Acquisition Corp. will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to Acquisition Corp. or an affiliate of Acquisition Corp., other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to Acquisition Corp. or an affiliate of Acquisition Corp. from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of GAFC or (iv) is or becomes readily ascertainable from published information or trade sources.

     (d) GAFC shall give notice, and shall cause GAFC Bank to give notice, to a designee of Acquisition Corp., and shall invite such person to attend all regular and special meetings of the Board of Directors of GAFC and GAFC Bank and all meetings of the Loan Committee of GAFC Bank. Such designees shall have no right to vote and shall not attend sessions of board and committees during which there is being discussed (i) matters involving this Agreement, (ii) information or material that GAFC or GAFC Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of GAFC or GAFC Bank, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to GAFC, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

5.4      Applications; Consents.

     (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. GAFC and Acquisition Corp. shall furnish each other with all information concerning themselves, their respective subsidiaries, and their respective subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Acquisition Corp., GAFC or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. Acquisition Corp. and GAFC shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to Acquisition Corp. and GAFC, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).

     (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.

5.5 Antitakeover Provisions. GAFC and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Acquisition Corp., Acquisition Sub, the Agreement, and the Merger from any provisions of an antitakeover nature in GAFC's or its Subsidiaries' certificate of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

5.7 Publicity. The initial press release announcing this Agreement shall be a joint press release and shall occur only after GAFC has informed its staff of the Merger. Thereafter GAFC and Acquisition Corp. shall consult with each other and mutually agree prior to issuing any press releases or otherwise making public statements (including any written communications to stockholders) with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

5.8 Stockholder Meeting. GAFC will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, GAFC will, as promptly as practicable after the execution of this Agreement, take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to call and give notice of a meeting of its stockholders (the "Stockholder Meeting") and mail the Proxy Statement, and convene and hold the Stockholder Meeting. GAFC's Board of Directors will use all reasonable best efforts to obtain from GAFC's stockholders a vote approving this Agreement. Subject to the exercise of their fiduciary duties, GAFC's Board of Directors shall recommend to GAFC's stockholders approval of this Agreement, the Proxy Statement shall include a statement to the effect that GAFC's Board of Directors has recommended that GAFC's stockholders vote in favor of the approval of this Agreement and neither GAFC's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of GAFC's Board of Directors that GAFC's stockholders vote in favor of approval of this Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation.

5.9 Proxy Statement. GAFC shall prepare a proxy statement and related materials relating to the matters to be submitted to the GAFC stockholders at the Stockholder Meeting (such proxy statement and related materials and any amendments or supplements thereto, the "Proxy Statement"). Upon request, Acquisition Corp. will furnish to GAFC the information required to be included in the Proxy Statement with respect to its business and affairs and shall have the right to review and consult with GAFC and approve the form of, and any characterizations of such information included in, the Proxy Statement prior to its being mailed to stockholders. GAFC shall provide Acquisition Corp. and its counsel a reasonable opportunity for review and comment on the Proxy Statement prior to its being mailed to stockholders. If at any time prior to the Effective Time any information relating to Acquisition Corp. or GAFC, or any of their respective affiliates, officers or directors, should be discovered by
Acquisition Corp. or GAFC which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly disseminated to the stockholders of GAFC.

5.10 Notification of Certain Matters. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of GAFC and Acquisition Corp. shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

5.11 Employee Benefit Matters. All persons who are employees of GAFC Bank immediately prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, continue as employees of GAFC Bank. All of the Continuing Employees shall be employed at the will of GAFC Bank and no contractual right to employment shall inure to such employees because of this Agreement.

5.12 D&O Liability Coverage. Acquisition Corp. will use its reasonable best efforts to obtain coverage under Acquisition Corp.'s director's and officers liability policy for a period of three years for claims made against the directors and officers of GAFC and its subsidiaries related to matters existing prior to the Effective Time, provided that the premium cost of such coverage, if obtainable, shall not exceed $100,000, and provided, further, that if the amount of the premiums for such coverage exceeds $100,000, Acquisition Corp. will use its reasonable best efforts to obtain such coverage as may be available for such amount.

5.13 Cooperation. GAFC agrees that it shall, and shall cause GAFC Bank and the other GAFC Subsidiaries, to: (i) make any accounting adjustments or entries to its books of account and other financial records; (ii) make adjustments to GAFC Bank's loan loss reserve; (iii) sell or transfer any investment securities held by it; (iv) charge-off any Loan; (v) create any new reserve account or make additional provisions to any other existing reserve account; (vi) make changes in any accounting method; (vii) accelerate, defer or accrue any anticipated obligation, expense or income item; and (viii) make any other adjustments which would affect the financial reporting of the Surviving Corporation, on a consolidated basis after the Effective Time, in each case as Acquisition Corp. shall reasonably request, provided that neither GAFC nor GAFC Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as all conditions precedent to GAFC's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and that no such adjustment which GAFC or GAFC Bank would not have been required to make but for the provisions of this Section 5.13 in and of itself shall result in a breach of any warranty or representation made herein, change the amount of the Merger Consideration to be paid to the holders of GAFC Common Stock, or delay the Closing or Acquisition Corp.'s receipt of the Regulatory Approvals.

5.14 Greater Atlantic Capital Trust I. Immediately upon the execution of this Agreement, GAFC shall take such steps as may be necessary under applicable law to commence a tender offer for all of the convertible trust preferred securities issued under Greater Atlantic Capital Trust I held by shareholders other than GAFC. GAFC agrees that consummation of the tender offer shall be conditioned on the receipt of (i) irrevocable tenders for at least 816,627 of the convertible trust preferred securities outstanding as of the date of this Agreement and (ii) all regulatory approvals of any Governmental Entity required to permit the consummation of the transactions contemplated by this Agreement and the approval of this Agreement by the GAFC stockholders. Notwithstanding anything in this Agreement to the contrary, GAFC further agrees that the aggregate consideration to be paid for securities tendered in such offer (assuming 100 percent of such securities are tendered) shall be $688,558 (which amount shall be prorated based on the actual number of securities tendered), provided, however, that the allocation of the aggregate consideration among the holders of tendered securities may be determined by GAFC in accordance with the terms of the tender offer and applicable law. GAFC shall consult with Acquisition Corp. regarding the timing of the tender offer and the timing of payment for the tendered securities and provide to Acquisition Corp. for review and comment copies of all materials related to the tender offer which are to be filed with the SEC and/or provided to holders.

5.15 Reston Branch Lease. GAFC shall use its reasonable best efforts to obtain such modifications to the terms of the GAFC Bank's Reston, Virginia branch lease as may be requested by Acquisition Corp. GAFC shall act in consultation with Acquisition Corp. with respect to such lease modifications and, if requested, shall allow representatives of Acquisition Corp. to participate in or otherwise hold direct discussions with the landlord.


                                   Article VI
                           Conditions to Consummation

6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of GAFC's stockholders in accordance with applicable laws and regulations.

     (b) Regulatory Approvals. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;
provided, however, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Acquisition Corp. of the transactions contemplated hereby that, had such condition or requirement been known, Acquisition Corp. would not, in its reasonable judgment, have entered into this Agreement.

     (c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

     (d) Third Party Consents. Acquisition Corp. and GAFC shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp. (after giving effect to the consummation of the transactions contemplated hereby).

6.2  Conditions to the  Obligations  of  Acquisition  Corp.  The  obligations of
Acquisition Corp. to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Acquisition Corp.:

     (a) GAFC's Representations and Warranties. Each of the representations and warranties of GAFC contained in this Agreement and in any certificate or other writing delivered by GAFC pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

     (b) Performance of GAFC's Obligations. GAFC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

     (c) Officers' Certificate. Acquisition Corp. shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of GAFC to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

     (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to GAFC.

     (e) Dissenters Rights. The aggregate number of shares of GAFC Common Stock with respect to which the holders thereof have exercised their dissenters' rights shall not exceed 10% of the outstanding shares of GAFC Common Stock as of the record date for the Stockholder Meeting.

     (f) Greater Atlantic Capital Trust I. GAFC shall have received the irrevocable tender of at least 816,827 of the convertible trust preferred securities outstanding under the Great Atlantic Capital Trust I.

     (g) Cease and Desist Order, Etc. The OTS shall have agreed that, upon the consummation of the transactions contemplated by this Agreement, (i) the Cease and Desist Order issued in writing to GAFC Bank (Order SE-08-05, effective April 25, 2008) and the Prompt Corrective Action Order (Order SE-09-028, effective May 22, 2009) are terminated or modified or replaced with commitments that are satisfactory to Acquisition Corp., in its sole discretion; and (ii) GAFC Bank's "troubled" bank designation is lifted.

     (h) Certain Employee Matters. GAFC shall have (i) terminated the Employee Severance Plans dated March 31, 2000 and October 2, 2006, (ii) terminated the employment agreement dated November 1, 1997 with Carroll E. Amos and (iii) terminated the GAFC stock option plans and obtained the cancellation of all stock options outstanding thereunder or a number of stock options satisfactory to Acquisition Corp. in its sole discretion.

6.3 Conditions to the Obligations of GAFC. The obligations of GAFC to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by GAFC:

     (a) Acquisition Corp.'s Representations and Warranties. Each of the representations and warranties of Acquisition Corp. contained in this Agreement and in any certificate or other writing delivered by Acquisition Corp. pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

     (b) Performance of Acquisition Corp.'s Obligations. Acquisition Corp. shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

     (c) Officers' Certificate. GAFC shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Acquisition Corp. to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

                                   Article VII
                                   Termination

7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

     (a) by the mutual written consent of Acquisition Corp. and GAFC; or

     (b) by either Acquisition Corp. or GAFC, in the event of the failure of GAFC's stockholders to approve the Agreement at the Stockholder Meeting; provided, however, that GAFC shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or

     (c) by either Acquisition Corp. or GAFC, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

     (d) by either Acquisition Corp. or GAFC, in the event that the Merger is not consummated by September 30, 2009, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

     (e) by either Acquisition Corp. or GAFC (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections
6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or

     (f) by Acquisition Corp., (i) if GAFC shall have materially breached its obligations under Section 5.1 or Section 5.8 or (ii) if the Board of Directors of GAFC does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of GAFC withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to Acquisition Corp.; or

     (g) by Acquisition Corp., if there is imposed on Acquisition Corp. by any Governmental Entity a condition to the consummation of the transactions contemplated by this Agreement requiring Acquisition Corp. to increase the capital of GAFC Bank by an amount greater than $15,000,000.

7.2      Termination Fee.

     (a) In the event of termination of this Agreement by Acquisition Corp. pursuant to Section 7.1(f), so long as at the time of such termination Acquisition Corp. is not in material breach of any representation, warranty or material covenant contained herein, GAFC shall make payment to Acquisition Corp. of a termination fee in the amount of $50,000.

     (b) Notwithstanding anything in this Agreement to the contrary, in the event of a termination of this Agreement by either party pursuant to Section 7.1(b) or by Acquisition Corp. pursuant to Section 7.1(e) if the breach giving rise to such termination was knowing or intentional, or pursuant to Section 7.1(f), then so long as (i) at the time of such termination Acquisition Corp. is not in material breach of any representation, warranty or material covenant contained herein, (ii) prior to the Stockholder Meeting (in the case of termination pursuant to Section 7.1(b)) or the date of termination (in the case of termination pursuant to Sections 7.1(e) or (f)), an Acquisition Proposal has been publicly announced, disclosed or communicated and (iii) within 12 months of such termination GAFC shall consummate or enter into any agreement with respect to an Acquisition Proposal, GAFC shall make payment to Acquisition Corp. of a termination fee equal to the lesser of (i) $250,000 or (ii) $50,000 plus 25 percent of the amount by which the total consideration paid or payable to the GAFC stockholders and the holders of Greater Atlantic Capital Trust I trust preferred securities (by way of a tender offer or otherwise) in connection with such Acquisition Proposal exceeds $990,980

     (c) Any fee payable pursuant to this Section 7.2 shall be made by wire transfer of immediately available funds within two days after notice of demand for payment.

7.3      Breach; Remedies.

     (a) Except as provided in Section 7.2(b), in the event of any termination of this Agreement by Acquisition Corp. or GAFC as provided in Section 7.1(e) due to a willful failure by other party to perform any of its obligations, agreements or covenants contained in Articles IV or V of this Agreement, then the breaching party shall be obligated to pay the non-breaching party $50,000.

     (b) Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee pursuant to the provisions of Section 7.2 or this Section 7.3 is intended by the parties to be, and shall constitute, liquidated damages and shall be the sole and exclusive remedy and shall be in lieu of any and all claims that the party terminating this Agreement that is entitled to such fee and its officers, directors and stockholders have, or might have against the other parties and their respective officers, directors and stockholders for any claims arising from, or relating in any way to, this Agreement or the Merger, and the party terminating this Agreement that is entitled to such termination fee and its officers, directors and stockholders shall not have any other rights or claims against the other parties and their respective officers, directors and stockholders.

                                  Article VIII
                              Certain Other Matters

8.1 Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

8.2 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including
Section 5.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

8.3 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of GAFC, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of GAFC Common Stock or that would contravene any provision of Virginia law or the DGCL or the applicable state and federal banking laws, rules and regulations.

8.4 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or electronic copy of a signature page shall be deemed to be an original signature page.

8.5 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of Virginia, without regard to conflicts of laws principles.

8.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

8.7 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

                  If to Acquisition Corp:  MidAtlantic Bancorp, Inc..
                                           11465 Sunset Hills Road, Suite 230
                                           Reston, VA 20190
                                           Attention: Gary L. Martin

                  With copies to:          Kilpatrick Stockton LLP
                                           Suite 900, 607 14th Street, NW
                                           Washington, DC  20005
                                           Facsimile: (202) 204-5615
                                           Attention: Eric S. Kracov

                  If to GAFC, to:          Greater Atlantic Financial Corp.
                                           10700 Parkridge Blvd
                                           Suite P50
                                           Reston, VA 20191
                                           Attention: Carroll E. Amos
                                           President and Chief Executive Officer

                  With copies to:          Luse  Gorman Pommerenk & Schick PC
                                           5335 Wisconsin Avenue, NW
                                           Washington, DC  20015
                                           Attention:  Eric Luse
                                                       John J. Gorman

8.8 Entire Agreement; etc. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.9 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

                            [Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.


                                        MIDATLANTIC BANCORP, INC.



                                        By:/s/ Gary L. Martin
                                           ------------------------------------
                                           President

                                        GAF Merger Corp.



                                        By:/s/ Gary L. Martin
                                           -------------------------------------
                                           President


                                        Greater Atlantic Financial Corp.


                                        By:/s/ Carroll E. Amos
                                           -------------------------------------
                                           President and Chief Executive Officer